UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/25/2005

RAYONIER INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

50 North Laura Street
Jacksonville, Florida
32202
(Address of Principal Executive Offices, Including Zip Code)

904-357-9100
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously announced, Gerald J. Pollack, the Senior Vice President and Chief Financial officer of Rayonier Inc. (the "Company") plans to retire early next year at age 64. In connection with Mr. Pollack's retirement, on October 21, 2005, the Audit Committee of the Company's Board of Directors named Carl E. Kraus, Senior Vice President, Finance and Hans E. Vanden Noort, Senior Vice President and Chief Accounting Officer as "co-principal financial officers" for the purposes of providing the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, beginning with the Company's Form 10-Q for the quarter ended September 30, 2005.

Mr. Kraus, 58, has served as the Company's Senior Vice President, Finance and Chief Investment Officer of TerraPointe, LLC since September 2005. Prior to joining Rayonier, Mr. Kraus was Senior Vice President and Chief Financial Officer with Kramont Realty Trust in Plymouth, PA. From 1999 to 2002, he was Senior Vice President and Chief Financial Officer with Philips International Realty Corp., a New York-based REIT. Mr. Vanden Noort, 46, has served as Senior Vice President and Chief Accounting Officer since August 2005 and previously served as Vice President and Corporate Controller. Prior to joining Rayonier, Mr. Vanden Noort was with Baker Hughes, Inc. for 12 years in Houston where he was Vice President of Finance and Administration for its Baker Process division.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

RAYONIER INC.

Date: October 25, 2005.	By:	/s/ Hans E. Vanden Noort
Hans E. Vanden Noort
Senior Vice President and Chief Accounting Officer